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                                                                    EXHIBIT 4.3


                        CONTINUING UNCONDITIONAL GUARANTY

      WHEREAS, Eugene Welding Co. ("Borrower") has entered into a Loan and Security Agreement dated August 11th, 2004 (as amended, amended and restated or otherwise modified from time to time, the "Loan Agreement") with STANDARD FEDERAL BANK N.A. ("Lender") pursuant to which Lender has made or may, in its sole discretion, from time to time hereafter, make loans and advances to or extend other financial accommodations to Borrower;

      WHEREAS, the undersigned is desirous of having Lender extend and/or continue the extension of credit to Borrower and Lender has required that Guarantor (as hereinafter defined) execute and deliver this Guaranty to Lender as a condition to the extension and continuation of credit by Lender; and

      WHEREAS, the extension and/or continued extension of credit, as aforesaid, by Lender is necessary and desirable to the conduct and operation of the business of Borrower and will inure to the personal and financial benefit of Guarantor;

      NOW, THEREFORE, for value received and in consideration of any loan, advance, or financial accommodation of any kind whatsoever heretofore, now or hereafter made, given or granted to Borrower by Lender (including, without limitation, the Loans as defined in, and made or to be made by Lender to Borrower pursuant to, the Loan Agreement), the undersigned (the "Guarantor") unconditionally guaranties (i) the full and prompt payment when due, whether at maturity or earlier, by reason of acceleration or otherwise, and at all times thereafter, of all of the indebtedness, liabilities and obligations of every kind and nature of Borrower to Lender or any parent, affiliate or subsidiary of Lender (the term "Lender" as used hereafter shall include such parents, affiliates and subsidiaries), howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, joint or several, now or hereafter existing, or due or to become due, and howsoever owned, held or acquired by Lender, whether through discount, overdraft, purchase, direct loan or as collateral or otherwise, including without limitation all obligations and liabilities of Borrower to Lender under the Loan Agreement and (ii) the prompt, full and faithful discharge by Borrower of each and every term, condition, agreement, representation and warranty now or hereafter made by Borrower to Lender (all such indebtedness, liabilities and obligations being hereinafter referred to as the "Borrower's Liabilities"). Guarantor further agrees to pay all costs and expenses, including, without limitation, all court costs and reasonable attorneys' and paralegals' fees paid or incurred by Lender in endeavoring to collect all or any part of Borrower's Liabilities from, or in prosecuting any action against, Guarantor or any other guarantor of all or any part of Borrower's Liabilities. All amounts payable by Guarantor under this Guaranty shall be payable upon demand by Lender.

      Notwithstanding any provision of this Guaranty to the contrary, it is intended that this Guaranty, and any liens and security interests granted by Guarantor to secure this Guaranty, not constitute a "Fraudulent Conveyance" (as defined below). Consequently, Guarantor agrees that if the Guaranty, or any liens or security interests securing this Guaranty, would, but for the application of this sentence, constitute a Fraudulent Conveyance, this Guaranty and each such lien and security interest shall be valid and enforceable only to the maximum extent that would

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not cause this Guaranty or such lien or security interest to constitute a
Fraudulent Conveyance, and this Guaranty shall automatically be deemed to have been amended accordingly at all relevant times. For purposes hereof, "Fraudulent Conveyance" means a fraudulent conveyance under Section 548 of the "Bankruptcy Code" (as hereinafter defined) or a fraudulent conveyance or fraudulent transfer under the provisions of any applicable fraudulent conveyance or fraudulent transfer law or similar law of any state, nation or other governmental unit, as in effect from time to time.

      Guarantor hereby agrees that, except as hereinafter provided, its obligations under this Guaranty shall be unconditional, irrespective of (i) the validity or enforceability of Borrower's Liabilities or any part thereof, or of any promissory note or other document evidencing all or any part of Borrower's Liabilities, (ii) the absence of any attempt to collect Borrower's Liabilities from Borrower or any other guarantor or other action to enforce the same, (iii) the waiver or consent by Lender with respect to any provision of any instrument evidencing Borrower's Liabilities, or any part thereof, or any other agreement heretofore, now or hereafter executed by Borrower and delivered to Lender, (iv) failure by Lender to take any steps to perfect and maintain its security interest in, or to preserve its rights to, any security or collateral for Borrower's Liabilities, (v) the institution of any proceeding under Chapter 11 of Title 11 of the United States Code (11 U.S.C. Section 101 et seq.), as amended (the "Bankruptcy Code"), or any similar proceeding, by or against Borrower, or Lender's election in any such proceeding of the application of
Section 1111(b)(2) of the Bankruptcy Code, (vi) any borrowing or grant of a security interest by Borrower as debtor-in-possession, under Section 364 of the Bankruptcy Code, (vii) the disallowance, under Section 502 of the Bankruptcy Code, of all or any portion of Lender's claim(s) for repayment of Borrower's Liabilities, or (viii) any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor.

      Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of receivership or bankruptcy of Borrower, protest or notice with respect to Borrower's Liabilities and all demands whatsoever, and covenants that this Guaranty will not be discharged, except by complete performance of the obligations and liabilities contained herein. Upon any default by Borrower as provided in any instrument or document evidencing all or any part of Borrower's Liabilities, including without limitation the Loan Agreement, Lender may, at its sole election, proceed directly and at once, without notice, against Guarantor to collect and recover the full amount or any portion of Borrower's Liabilities, without first proceeding against Borrower, or any other person, firm, or corporation, or against any security or collateral for Borrower's Liabilities.

      Lender is hereby authorized, without notice or demand and without affecting the liability of Guarantor hereunder, to at any time and from time to time (i) renew, extend, accelerate or otherwise change the time for payment of, or other terms relating to, Borrower's Liabilities or otherwise modify, amend or change the terms of any promissory note or other agreement, document or instrument now or hereafter executed by Borrower and delivered to Lender; (ii) accept partial payments on Borrower's Liabilities; (iii) take and hold security or collateral for the payment of Borrower's Liabilities guaranteed hereby, or for the payment of this Guaranty, or for the payment of any other guaranties of Borrower's Liabilities or other liabilities of Borrower, and

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exchange, enforce, waive and release any such security or collateral; (iv) apply such security or collateral and direct the order or manner of sale thereof as in its sole discretion it may determine; and (v) settle, release, compromise, collect or otherwise liquidate Borrower's Liabilities and any security or collateral therefor in any manner, without affecting or impairing the obligations of Guarantor hereunder. Lender shall have the exclusive right to determine the time and manner of application of any payments or credits, whether received from Borrower or any other source, and such determination shall be binding on Guarantor. All such payments and credits may be applied, reversed and reapplied, in whole or in part, to any of Borrower's Liabilities as Lender shall determine in its sole discretion without affecting the validity or enforceability of this Guaranty.

      To secure the payment and performance of Guarantor's obligations and liabilities contained herein, Guarantor grants to Lender a security interest in all property of Guarantor delivered concurrently herewith or which is now, or at any time hereafter in transit to, or in the possession, custody or control of Lender or any affiliate of Lender, and all proceeds of all such property. Guarantor agrees that Lender shall have the rights and remedies of a secured party under the Uniform Commercial Code of Michigan, as now existing or hereafter amended, with respect to all of the aforesaid property, including without limitation thereof, the right to sell or otherwise dispose of any or all of such property and apply the proceeds of such sale to the payment of Borrower's Liabilities. In addition, at any time after maturity of Borrower's Liabilities by reason of acceleration or otherwise, Lender may, in its sole discretion, without notice to Guarantor and regardless of the acceptance of any security or collateral for the payment hereof, appropriate and apply toward the payment of Borrower's Liabilities (i) any indebtedness due or to become due from Lender to Guarantor, and (ii) any moneys, credits or other property belonging to Guarantor, at any time held by or coming into the possession of Lender whether for deposit or otherwise.

      Guarantor hereby assumes responsibility for keeping itself informed of the financial condition of Borrower, and any and all endorsers and/or other guarantors of any instrument or document evidencing all or any part of Borrower's Liabilities and of all other circumstances bearing upon the risk of nonpayment of Borrower's Liabilities or any part thereof that diligent inquiry would reveal and Guarantor hereby agrees that Lender shall have no duty to advise Guarantor of information known to Lender regarding such condition or any such circumstances or to undertake any investigation not a part of its regular business routine. If Lender, in its sole discretion, undertakes at any time or from time to time to provide any such information to any Guarantor, Lender shall be under no obligation to update any such information or to provide any such information to Guarantor on any subsequent occasion.

      Guarantor consents and agrees that Lender shall be under no obligation to marshal any assets in favor of Guarantor or against or in payment of any or all of Borrower's Liabilities. Guarantor further agrees that, to the extent that Borrower makes a payment or payments to Lender, or Lender receives any proceeds of collateral, which payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to Borrower, its estate, trustee, receiver or any other party, including, without limitation, Guarantor, under any bankruptcy law, state or federal law, common law or

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equitable theory, then to the extent of such payment or repayment, Borrower's
Liabilities or the part thereof which has been paid, reduced or satisfied by such amount, and Guarantor's obligations hereunder with respect to such portion of Borrower's Liabilities, shall be reinstated and continued in full force and effect as of the date such initial payment, reduction or satisfaction occurred.

      Guarantor agrees that any and all claims of Guarantor against Borrower, any endorser or any other guarantor of all or any part of Borrower's Liabilities, or against any of Borrower's properties, whether arising by reason of any payment by Guarantor to Lender pursuant to the provisions hereof, or otherwise, shall be subordinate and subject in right of payment to the prior payment, in full, of all of Borrower's Liabilities.

      Lender may, without notice to anyone, sell or assign Borrower's Liabilities or any part thereof, or grant participations therein, and in any such event each and every immediate or remote assignee or holder of, or participant in, all or any of Borrower's Liabilities shall have the right to enforce this Guaranty, by suit or otherwise for the benefit of such assignee, holder, or participant, as fully as if herein by name specifically given such right, but Lender shall have an unimpaired right, prior and superior to that of any such assignee, holder or participant, to enforce this Guaranty for the benefit of Lender, as to any part of Borrower's Liabilities retained by Lender.

      This Guaranty shall be binding upon Guarantor and upon the successors (including without limitation, any receiver, trustee or debtor in possession of or for Guarantor) of Guarantor and shall inure to the benefit of Lender and its successors and assigns. If there is more than one signatory hereto, all references to Guarantor herein shall include each and every Guarantor and each and every obligation of Guarantor hereunder shall be the joint and several obligation of each Guarantor. Each Guarantor that is a corporation or a partnership hereby represents and warrants that it has all necessary corporate or partnership authority, as the case may be, to execute and deliver this Guaranty and to perform its obligations hereunder.

      This Guaranty shall continue in full force and effect, and Lender shall be entitled to make loans and advances and extend financial accommodations to Borrower on the faith hereof until such time as Lender has, in writing, notified Guarantor that all of Borrower's Liabilities have been paid in full and discharged and the Loan Agreement has been terminated or until Lender has actually received written notice from any Guarantor of the discontinuance of this Guaranty as to that Guarantor, or written notice of the death, incompetency or dissolution of any Guarantor. In case of any discontinuance by, or death, incompetency or dissolution of, any Guarantor (collectively, a "Termination Event"), this Guaranty and the obligations of such Guarantor and his or its heirs, legal representatives, successors or assigns, as the case may be, shall remain in full force and effect with respect to all of Borrower's Liabilities incurred prior to the receipt by Lender of written notice of the Termination Event. The occurrence of a Termination Event with respect to one Guarantor shall not affect or impair the obligations of any other Guarantor hereunder.

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      Wherever possible each provision of this Guaranty shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guaranty shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Guaranty.

      THIS GUARANTY SHALL BE GOVERNED AND CONTROLLED BY THE INTERNAL LAWS OF THE STATE OF MICHIGAN.

      Guarantor irrevocably agrees that ALL ACTIONS OR PROCEEDINGS IN ANY WAY, MANNER OR RESPECT, ARISING OUT OF OR FROM OR RELATED TO THIS GUARANTY SHALL BE LITIGATED IN COURTS HAVING SITUS WITHIN THE COUNTY OF OAKLAND, STATE OF MICHIGAN. GUARANTOR HEREBY CONSENTS AND SUBMITS TO THE JURISDICTION OF ANY LOCAL, STATE OR FEDERAL COURTS LOCATED WITHIN SAID COUNTY AND STATE. Guarantor agrees that service of such process upon such person shall constitute personal service of such process upon Guarantor. GUARANTOR HEREBY WAIVES ANY RIGHT IT MAY HAVE TO TRANSFER OR CHANGE THE VENUE OF ANY LITIGATION BROUGHT AGAINST GUARANTOR BY LENDER IN ACCORDANCE WITH THIS PARAGRAPH.

      GUARANTOR HEREBY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING WHICH PERTAINS DIRECTLY OR INDIRECTLY TO THIS GUARANTY.

      IN WITNESS WHEREOF, this Guaranty has been duly executed by the undersigned as of this 11th day of August, 2004.

                                TARPON INDUSTRIES, INC.
                                By:/s/ Charles A. Vanella
                                   ---------------------------------------
                                   Charles A. Vanella, Chief Executive Officer

                                Address:

                                2420 Wills
                                Marysville, Michigan 48040

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